EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168549) of Higher One Holdings, Inc. of our report dated February 15, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears  in this Form 10-K.

/s/PricewaterhouseCoopers, LLP

Hartford, CT
February 15, 2012